Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE
news	Contacts INVESTORS MEDIA	Thomas A. H. White Jim Sabourin	423 294 8996 866 750 8686 423 294 6300

Unum Group Reports First Quarter 2010 Results

Favorable Operating Trends Continue and Strong Capital Position Maintained

CHATTANOOGA, Tenn. (May 4, 2010) – Unum Group (NYSE: UNM) today reported net income of $229.8 million ($0.69 per diluted common share) for the first quarter of 2010, compared to net income of $164.9 million ($0.50 per diluted common share) for the first quarter of 2009.

Included in the results for the first quarter of 2010 is a tax charge of $10.2 million ($0.03 per common share) related to the change in tax treatment of the Medicare subsidy for retiree health benefit plans. (See “Income Tax Item” below).

Also included in the results for the first quarter of 2010 are net realized after-tax investment gains of $16.5 million ($0.05 per diluted common share), compared to after-tax losses of $41.8 million ($0.12 per diluted common share) in the first quarter of 2009. Net realized after-tax investment gains for the first quarter of 2010 include an after-tax gain of $11.9 million resulting from changes in the fair value of an embedded derivative in a modified coinsurance contract, compared to an after-tax gain of $15.4 million in the first quarter of 2009. Also included in net realized after-tax investment gains for the first quarter of 2010 is a net realized after-tax investment gain of $4.6 million related to sales and write-downs of investments, compared to losses of $57.2 million in the first quarter of 2009.

Adjusting for these items, income on an after-tax basis was $223.5 million ($0.67 per diluted common share) in the first quarter of 2010, compared to $206.7 million ($0.62 per diluted common share) in the first quarter of 2009.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

“Our first quarter results mark a continuation of many of the positive operating trends we have experienced over the past several quarters – solid risk experience, excellent investment results, and a very strong capital position,” said Thomas R. Watjen, president and chief executive officer.  “While it is a challenge to grow our premium income in the present economic and employment environment, I am very encouraged by the profitability of our business combined with our solid new business activity and strong persistency levels.”

RESULTS BY SEGMENT

In the following discussions of the Company’s operating segment results, “operating revenue” excludes net realized investment gains and losses.  “Operating income” or “operating loss” excludes income tax and net realized investment gains and losses.

Unum US Segment

Unum US reported operating income of $199.2 million in the first quarter of 2010, an increase of 8.5 percent from $183.6 million in the first quarter of 2009. Premium income for the segment declined 0.8 percent to $1,216.1 million in the first quarter of 2010; premium income in the first quarter of 2009 was $1,226.3 million.

Within the Unum US operating segment, the group disability line of business reported operating income of $75.8 million in the first quarter of 2010, compared to operating income of $57.7 million in the first quarter of 2009.  The 31.4 percent increase in operating income was primarily driven by an improvement in the benefit ratio for the first quarter of 2010 to 84.2 percent, compared to 88.0 percent in the first quarter of 2009.  This improvement reflected a higher rate of claim recoveries for group long-term disability which was offset partially by an increase in paid claim incidence rates for group long-term and short-term disability. Premium income in group disability declined 4.4 percent to $521.8 million in the first quarter of 2010, compared to $545.7 million in the first quarter of 2009. On-going price competition, along with challenging economic conditions and the Company’s continued commitment to disciplined pricing, renewals, and risk selection, were contributing factors to the decline in the current premium. Sales of fully insured group long-term disability products in the first quarter of 2010 decreased 12.9 percent to $27.6 million, compared to $31.7 million in the first quarter of 2009. Sales of fully insured group short-term disability products decreased 10.1 percent to $14.3 million in the first quarter of 2010, compared to $15.9 million in the first quarter of 2009.  Premium persistency in the group long-term disability line of business was 90.0 percent in the first quarter of 2010, compared to 87.3 percent in the first quarter of 2009. Case persistency for this line was 88.6 percent in the first quarter of 2010, compared to 87.3 percent in the first quarter of 2009. Premium persistency in the group short-term disability line of business was 89.4 percent in the first quarter of 2010, compared to 88.5 percent in the first quarter of 2009. Case persistency for the short-term disability line was 87.6 percent in the first quarter of 2010, compared to 86.4 percent in the first quarter of 2009.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

The group life and accidental death and dismemberment line of business reported a 6.0 percent increase in operating income to $51.2 million in the first quarter of 2010, compared to $48.3 million in the first quarter of 2009. Premium income for this line of business increased 2.8 percent to $296.1 million in the first quarter of 2010, compared to $288.0 million in the first quarter of 2009, reflecting favorable persistency in the group life line.  The benefit ratio in the first quarter of 2010 was consistent with the first quarter of 2009.  Sales of group life and accidental death and dismemberment products declined 7.8 percent in the first quarter of 2010 to $32.0 million from $34.7 million in the first quarter of 2009. Premium persistency in the group life line of business was 92.3 percent in the first quarter of 2010, compared to 86.2 percent in the first quarter of 2009. Case persistency in the group life line of business for the first quarter of 2010 was 88.3 percent compared to 87.5 percent in the first quarter of 2009.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

The Unum US supplemental and voluntary lines of business reported a 7.0 percent decrease in operating income to $72.2 million in the first quarter of 2010, compared to $77.6 million in the first quarter of 2009.  The decline is primarily attributable to unfavorable risk experience in individual long-term care as well as higher amortization of deferred acquisition costs resulting from lower persistency for certain issue years.  Premium income for supplemental and voluntary lines increased 1.4 percent to $398.2 million in the first quarter of 2010, compared to $392.6 million in the first quarter of 2009.  Relative to the first quarter of 2009, sales in the voluntary benefits line of business increased 1.4 percent in the first quarter of 2010, sales in the individual disability – recently issued line decreased 38.9 percent, and group long-term care sales decreased 22.9 percent.

Unum UK Segment

Unum UK reported operating income of $60.6 million in the first quarter of 2010, a decrease of 2.7 percent from $62.3 million in the first quarter of 2009.  Results for the quarter, when translated into dollars, benefitted from the exchange rate of the dollar to British pound sterling.  In local currency, operating income for the first quarter of 2010 decreased 10.4 percent, to £38.8 million from £43.3 million in the first quarter of 2009.

The benefit ratio in the first quarter of 2010 was 63.1 percent, compared to 53.3 percent in the comparable quarter in 2009. The higher benefit ratio for the current quarter reflects unfavorable claims experience in the group life line of business and a slight increase in incidence for group long-term disability.  Premium income increased 1.7 percent to $165.8 million in the first quarter of 2010, compared to $163.0 million in the first quarter of 2009.  In local currency, premium income decreased 6.5 percent to £106.1 million in the first quarter of 2010, compared to £113.5 million in the first quarter of 2009. Persistency in the group long-term disability line of business was 90.6 percent in the first quarter of 2010, compared to 90.8 percent in the first quarter of 2009. Persistency in the group life line of business was 94.7 percent in the first quarter of 2010, compared to 74.5 percent in the first quarter of 2009. Sales increased 23.5 percent to $24.2 million in the first quarter of 2010, compared to $19.6 million in the first quarter of 2009.  In local currency, sales for the first quarter of 2010 increased 13.2 percent to £15.4 million, compared to £13.6 million in the first quarter of 2009.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Colonial Life Segment

Colonial Life reported a 3.0 percent increase in operating income to $73.0 million in the first quarter of 2010, compared to $70.9 million in the first quarter of 2009.  The benefit ratio in the first quarter of 2010 was 47.1 percent, compared to 46.3 percent for the same period in 2009.  The benefit ratio increase resulted from a higher benefit ratio in the accident, sickness, and disability line which was partially offset by lower benefit ratios in the life and cancer and critical illness lines of business.  Premium income for the first quarter of 2010 increased 4.6 percent to $265.1 million, compared to $253.4 million in the first quarter of 2009.  Sales increased 8.4 percent to $73.3 million in the first quarter of 2010 from $67.6 million in the first quarter of 2009, driven primarily by a strong level of sales to new accounts.  New accounts increased 30.8 percent in the first quarter of 2010 compared to the first quarter of 2009, and average weekly producers increased 8.5 percent compared to the first quarter of 2009.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Individual Disability – Closed Block Segment

The Individual Disability – Closed Block segment reported operating income of $11.7 million in the first quarter of 2010, compared to $11.3 million in the first quarter of 2009.  The interest adjusted loss ratio for the segment was 84.5 percent in the first quarter of 2010, compared to 81.2 percent in the first quarter of 2009, primarily due to lower claim recoveries and slightly higher claim incidence rates.  Net investment income increased 2.3 percent to $190.7 million in the first quarter of 2010, compared to $186.4 million in the first quarter of 2009, reflecting a higher level of miscellaneous investment income.

Corporate and Other Segment

The Corporate and Other segment reported an operating loss of $8.9 million in the first quarter 2010, compared to $12.9 million in the first quarter of 2009.  The improvement in results is primarily due to higher net investment income partially offset by increased interest expense.

OTHER INFORMATION

Capital Management

At March 31, 2010, weighted average risk-based capital for the traditional US insurance companies was approximately 397 percent; leverage was 20.0 percent; and holding company cash and marketable securities equaled $775 million.

Leverage is measured as total debt to total capital, which the Company defines as total long-term and short-term debt plus stockholders’ equity, excluding the net unrealized gain or loss on securities and the net gain or loss on cash flow hedges.  Leverage also excludes the non-recourse debt and associated capital of Tailwind Holdings, LLC and Northwind Holdings, LLC.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Shares Outstanding

The Company’s average number of shares (000s) outstanding, assuming dilution was 333,524.7 for the first quarter of 2010, compared to 330,964.5 for the first quarter of 2009.

Book Value

Book value per common share as of March 31, 2010 was $26.38 compared to $19.39 at March 31, 2009.

Income Tax Item

Income tax expense for the first quarter of 2010 includes a non-cash charge of $10.2 million to reflect the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 that were signed into law in March 2010.  Among other things, the new legislation reduces the tax benefits available to an employer that receives a postretirement prescription drug coverage subsidy from the federal government under the Medicare Prescription Drug, Improvement and Modernization Act of 2003.  Under the new legislation, to the extent the Company’s future postretirement prescription drug coverage expenses are reimbursed under the subsidy program, the expenses covered by the subsidy will no longer be tax deductible after 2012.  Employers that receive the subsidy must recognize the deferred tax effects relating to the future postretirement prescription drug coverage in the period the legislation was enacted.

OUTLOOK

The Company is maintaining its previously stated outlook for full year 2010 and anticipates operating earnings growth for the year to be in a range of four percent to six percent.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

NON-GAAP RECONCILIATION

The Company analyzes its performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income.  The Company believes operating income or loss, excluding certain tax items as well as realized investment gains and losses, which may be recurring, is a better performance measure and a better indicator of the profitability and underlying trends in its business.  Realized investment gains and losses are primarily dependent on market conditions and general economic events and are not necessarily related to decisions regarding the Company’s underlying business.  The Company believes leverage excluding the non-recourse debt as well as unrealized gains and losses on securities and the net gain or loss on cash flow hedges, which also tend to fluctuate depending on market conditions and general economic trends, is an important measure.  For reconciliation to the most directly comparable GAAP measures, refer to the attached digest of earnings.

CONFERENCE CALL INFORMATION

Members of Unum Group senior management will host a conference call on Wednesday, May 5, 2010 at 10:00 A.M. (Eastern Time) to discuss the results of operations for the first quarter.  Topics may include forward-looking information such as the Company’s outlook on future results, trends in operations, and other material information.

The dial-in number for the conference call is (888) 713-3587 for U.S. and Canada.  For International, the dial-in number is (913) 312-1521.  A live webcast of the call will also be available at www.investors.unum.com in a listen-only mode.  It is recommended that webcast viewers access the “Investors” section of the Company’s website and opt-in to the webcast fifteen minutes prior to the start of the call.  A replay of the call will be available by telephone and on the Company’s website through Wednesday, May 12, 2010.

In conjunction with today’s earnings announcement, the Company’s Statistical Supplement for the first quarter of 2010 is available on the “Investors” section of the Company’s website.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of disability insurance products in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Certain information in this press release constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those not based on historical information, but rather relate to future operations, strategies, financial results, or other developments and speak only as of the date made.  These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control.  The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) unfavorable economic or business conditions, both domestic and foreign, including the continued financial market disruption; (2) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (3) sustained periods of low interest rates; (4) changes in claim incidence and recovery rates due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, and the effectiveness of claims management operations; (5) fluctuation in insurance reserve liabilities; (6) investment results, including but not limited to, realized investment losses resulting from impairments that differ from our assumptions and historical experience; (7) changes in interest rates, credit spreads, and securities prices; (8) increased competition from other insurers and financial services companies due to industry consolidation or other factors; (9) changes in our financial strength and credit ratings; (10) rating agency actions, state insurance department market conduct examinations and other inquiries, other governmental investigations and actions, and negative media attention; (11) effectiveness in supporting new product offerings and providing customer service; (12) actual experience in pricing, underwriting, and reserving that deviates from our assumptions; (13) lower than projected persistency and lower sales growth; (14) changes in accounting standards, practices, or policies; (15) effectiveness of our risk management program; (16) the level and results of litigation; (17) currency exchange rates; (18) ability of our subsidiaries to pay dividends as a result of regulatory restrictions; (19) ability and willingness of reinsurers to meet their obligations; (20) changes in assumptions related to intangible assets such as deferred acquisition costs, value of business acquired, and goodwill; (21) events or consequences relating to terrorism and acts of war, both domestic and foreign; and (22) ability to recover our systems and information in the event of a disaster or unanticipated event.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

For further information about risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2009.  The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

DIGEST OF EARNINGS

(Unaudited)
Unum Group (UNM:NYSE)
and Subsidiaries

($ in millions, except share data)
	Three Months Ended March 31
	2010	2009

Operating Revenue by Segment	$2,536.0	$2,513.5
Net Realized Investment Gain (Loss)	25.6	(64.6)
Total Revenue	$2,561.6	$2,448.9

Operating Income by Segment	$335.6	$315.2
Net Realized Investment Gain (Loss)	25.6	(64.6)
Income Tax	131.4	85.7
Net Income	$229.8	$164.9

PER SHARE INFORMATION

Net Income Per Common Share
Basic	$0.69	$0.50
Assuming Dilution	$0.69	$0.50

Weighted Average Common Shares - Basic (000s)	332,270.2	330,804.8
Weighted Average Common Shares - Assuming Dilution (000s)	333,524.7	330,964.5

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended March 31
	2010		2009
	(in millions)	per share *	(in millions)	per share *

After-tax Operating Income	$223.5	$0.67	$206.7	$0.62
Net Realized Investment Gain (Loss), Net of Tax	16.5	0.05	(41.8)	(0.12)
Tax Charge	(10.2)	(0.03)	-	-
Net Income	$229.8	$0.69	$164.9	$0.50

* Assuming Dilution

	March 31
	2010
	(in millions)

Debt, As Reported	$2,516.3
Exclude Non-recourse Debt	761.9
Debt, As Adjusted	$1,754.4

Total Stockholders' Equity, As Reported	$8,780.2
Exclude Net Unrealized Gain on Securities and
Net Gain on Cash Flow Hedges	856.0
Exclude Northwind and Tailwind Capital	920.4
	7,003.8
Debt, As Adjusted	1,754.4
Total Capital, As Adjusted	$8,758.2

Debt to Capital Ratio	20.0%

	March 31
	2010		2009
	(in millions)	per share	(in millions)	per share

Total Stockholders' Equity (Book Value)	$8,780.2	$26.38	$6,422.6	$19.39
Net Unrealized Gain (Loss) on Securities	499.2	1.50	(933.0)	(2.82)
Net Gain on Cash Flow Hedges	356.8	1.07	447.8	1.35
Subtotal	7,924.2	23.81	6,907.8	20.86
Foreign Currency Translation Adjustment	(141.0)	(0.42)	(195.8)	(0.59)
Unrecognized Pension and Postretirement Benefit Costs	(312.1)	(0.94)	(399.0)	(1.20)
Total Stockholders' Equity, As Adjusted	$8,377.3	$25.17	$7,502.6	$22.65

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

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